UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2010

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).  Appointment of Principal Officers

Effective December 1, 2010, Terence J. Mitchell commenced employment as Executive Vice President and Chief Retail Officer of both the Registrant and its wholly owned subsidiary, The Dime Savings Bank of Williamsburgh (“Dime”). Mr. Mitchell will  serve as the principal officer overseeing Dime’s retail banking operations.

Mr. Mitchell previously served as the Executive Market Leader of the metro New York/ New Jersey retail division of Sovereign Bank where he oversaw approximately 225 retail banking locations located throughout both the New York City metropolitan area and southern and central New Jersey.  Prior to this role, Mr. Mitchell served as both a leading member of the Executive Management Committee and President of the Retail Banking Division of Independence Community Bank (“Independence”).  Mr. Mitchell’s career at Independence commenced in 1974, where he assumed leadership of its retail banking division in 1990.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIME COMMUNITY BANCSHARES, INC.

By:	/s/ KENNETH J. MAHON
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated:  December 10, 2010